Exhibit 10.1

                                 FIRST AMENDMENT

                                       TO

              THE FOURTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This FIRST AMENDMENT (this "Amendment") is dated as the 31st day of December, 2008, by and between WILLIS GROUP HOLDINGS LIMITED, a company established under the laws of Bermuda ("Willis Holdings"), WILLIS NORTH AMERICA INC. (collectively with Willis Holdings, "Employer") and JOSEPH J. PLUMERI ("Executive").

     WHEREAS, Executive has been employed by Employer pursuant to the terms of the Fourth Amended and Restated Employment Agreement, dated as of February 29, 2008 (the "Employment Agreement"); and

     WHEREAS, the parties desire to amend the Employment Agreement to further comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder to the extent applicable (collectively "Section 409A"); and

     WHEREAS, on October 21, 2008 the Compensation Committee of Willis Holdings revised the performance targets for the stock options granted to all other senior Associates under the Willis Partners Plan grant of May 6, 2008 in light of the acquisition of Hilb Rogal & Hobbs Company ("HRH") and seek to treat Executive the same in the grants issued pursuant to the requirements of the Employment Agreement; and

     WHEREAS, the parties desire to make certain changes to the Employment Agreement as set forth herein.

     NOW,  THEREFORE,  in  consideration  of the mutual  covenants  and promises contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Section 3(d)(i)(x) of the Employment Agreement is hereby amended by changing "promptly" to "within thirty (30) days" where the former appears in such Section.

2. The first sentence in Section 4(b) of the Employment Agreement is hereby amended by changing "highest marginal rates" and "highest effective rates" to "actual tax rates" and "actual tax rates" respectively where the former appear in such Section.

3. The first sentence of Section 7(l)(i) of the Employment Agreement is hereby amended by adding the phrase "or be exempt therefrom" in between the words "thereunder" and "and" where they appear in such sentence.

4. Section 7(l)(ii) of the Employment Agreement is hereby amended by (i) adding the phrase "subject to Section 409A" in between the words "benefits" and "upon" where they appear in the first sentence of such Section and (ii) deleting the phrase "or the provision of any benefit that is specified herein as subject to this Section or is otherwise" where it appears in the second sentence of such Section, and "or benefit" where it appears later in the same sentence.

5. The first sentence of Section 7(l)(iii) of the Employment Agreement is hereby amended by (i) adding the phrase "or otherwise" in between the words "hereof" and "that" where they appear in such sentence, and (ii) deleting the phrase "or pays such related tax" where it appears in such sentence.

6. Section 7(l)(v)(x) of the Employment Agreement is hereby amended by changing all the references to "excise" to "additional" where the former appears in such Section.

7. Section 7(l)(v)(y) of the Employment Agreement is hereby amended by (i) changing the word "must" to "shall" where the former appears in the third sentence of such Section; (ii) deleting the phrase "within the ten (10) business days immediately following the date that the amount of such excess is finally determined" where such phrase appears in the third sentence of such Section; and
(iii) adding the phrase "but in all events  within the time period  specified in
(iii) above" at the end of the last sentence of such Section.

8. The fourth sentence in Exhibit A of the Employment Agreement is hereby amended by adding the phrase "and the last sentence of this paragraph, and shall be distributed at the earlier of the annual meeting in 2011 or when Executive incurs "a separation from service" as defined in Section 409A" at the end thereof.

9. Exhibit B attached to the Employment Agreement is hereby replaced in its entirety by the Exhibit B attached hereto which sets forth the revised performance targets for the stock options granted under the Employment Agreement.

10. By signing below, Executive reaffirms Executive's agreement to abide by the terms and conditions the Employment Agreement (subject to the terms of this Amendment).

11. The Recitals set forth above constitute operative provisions hereof and are deemed incorporated in the operative text of this Amendment.

12. Except as expressly amended and modified by this Amendment, the Employment Agreement shall remain in full force and effect.

13. If there is any conflict between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail.

14. Employer shall promptly pay Executive's reasonable legal and financial advisory fees incurred in connection with entering into this Amendment and shall, to the extent such amounts would be taxable to Executive, fully gross up such payments so that Executive shall have no net after-tax cost in respect of such payments. Any reimbursement hereunder that is treated as taxable income shall be paid to Executive promptly and in accordance with Section 7(l)(iii) of the Employment Agreement.

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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.



WILLIS NORTH AMERICA, INC.



By:      _________________________________
Name:    _________________________________
Title:   _________________________________




AND, signed as a Deed and delivered
By WILLIS GROUP HOLDINGS LIMITED    )       ________________________________
                                    )       Director
                                    )

                                            ________________________________
                                            Director/Secretary




EXECUTIVE:


_________________________________
Joseph J. Plumeri

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

                                    EXHIBIT B
                                    ---------
                               Stock Option Grant


     Given that the shareholders of the Company approved a new equity plan at the 2008 annual general shareholder's meeting, and that the Executive as provided in his then-effective contract, was promptly thereafter awarded 1,700,000 options at the fair market value on the date of grant, such grant shall be subject to earning and vesting, as follows:

     1. Earning of 1,200,000 based on earnings per share and operating budgets for calendar 2008, 2009 and 2010 with a catch-up in 2010 for nonvesting in 2008 and 2009, as follows:

(x)
    EPS                  At least         Options Earned
    ---                  --------         --------------

    2008                 $2.85            200,000

    2009                 $3.15            200,000

    2010                 $4.05            200,000 plus any unearned options from
                                          2008 or 2009
(y)
    Operating Margin     Target           Options Earned
    ----------------     ------           --------------

    2008                 24.0%            200,000

    2009                 24.0%            200,000

    2010                 27.0%            200,000 plus any unearned options from
                                          2008 or 2009
(z)
    Kicker               Target           Options Earned
    ------               ------           --------------
    2010 EPS             Exceed           250,000
                         $4.15

    Annual Average       At least         250,000
    TSR from 2008-2010   S&P 500 & 1.5%

The targets for 2008 shall be based on Willis Holdings only results, ignoring the effects of Hilb Rogal & Hobbs Company which was acquired by the Willis Holdings on October 1, 2008.

The Compensation Committee will have discretion to treat the kicker options as earned if targets are not met for reasons beyond Executive's control. To be considered in good faith by the Compensation Committee and Board.

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

     2. Options shall have at least a 7-year term (or such longer term as provided in grants to other executives at or about the time of grant) with two years (not to go beyond the original term) to exercise after later of (A) the end of the relevant performance period, if applicable, and (B) death, Disability Termination, Termination without Cause or Termination for Good Reason, any termination on or after annual meeting in 2011 or Mutual Retirement. If employed at the time of the annual meeting in 2011, the earned options will be exercisable from that date forward. If not so employed because of any of the foregoing events, options will be exercisable from the dates provided in the prior sentence. If termination is for Cause or without Good Reason (and, in both cases, not either after the annual meeting in 2011 or as a result of Mutual Retirement), the options shall be forfeited upon such termination.

     3. In the event of termination as a result of death, Disability Termination, Termination without Cause, Termination for Good Reason, any employment condition is waived but performance criteria remain for Options not then earned.

     4. In the event of a Mutual Retirement, the employment condition is waived with respect to Options theretofore earned.

     5. In the event of a Change in Control of the Company before the end of 2010 (if Executive is then employed by the Company or his employment had terminated prior thereto on a basis covered by paragraph 3 above), all performance criteria are deemed satisfied, but, if then employed, the employment obligation remains until the annual meeting in 2011 or an earlier Termination without Cause, Termination for Good Reason, Mutual Retirement, death or incurring of a Disability Termination; also fully vests and the Options become immediately exercisable if a Good Reason event occurs after a Change in Control and Executive agrees to waive it.

     6. All criteria will be adjusted for change in GAAP, mergers, acquisitions, dispositions, material change in actual stock repurchases as compared to budgeted repurchases for purposes of calculating the projected EPS or other material corporate event, as determined in good faith by the Compensation Committee.

     7. There will be no forfeiture provisions (other than above forfeiture for nonvesting) and no post-employment restrictions in grant.

     8. Forms of grants will be agreed by Company and Executive in good faith.

     9. All terms shall have the same meaning as in the Employment Agreement.

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